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                                                                  Exhibit (2)(c)
                            CERTIFICATE OF AMENDMENT

                                       TO

                                RESTATED BY-LAWS

                                       OF

                              BRINSON SERIES TRUST

         The undersigned, being Vice President and Secretary of Brinson Series Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Restated By-Laws of the Trust dated February 11, 1998 in the manner provided in such Restated By-Laws of the Trust, at a meeting held on February 13, 2002, and that such amendment will become effective on April 8, 2002:

                  RESOLVED, that the Restated By-Laws dated February 11, 1998 be, and they hereby are, amended to change the name of the Trust from "Brinson Series Trust" to "UBS Series Trust" in the following manner:

                  The Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

                  "Section 1.01. DECLARATION OF TRUST: These Restated By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of UBS Series Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust")."

Dated: February 15, 2002
                                              By: /s/ Amy R. Doberman
                                                  -------------------
                                                  Amy R. Doberman
                                                  Vice President and Secretary

New York, New York (ss)

On this 15th day of February, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.

                                              /s/ Victoria Drake
                                              ------------------
                                              Notary Public